UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2006

TRANSWITCH CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-25996	06-1236189
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

Three Enterprise Drive Shelton, Connecticut 06484

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 929-8810

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On February 27, 2006, TranSwitch Corporation (“TranSwitch” or the “Company”) entered into a placement agency agreement (the “Placement Agency Agreement”) with each of Thomas Weisel Partners LLC and Pacific Growth Equities, LLC (together, the “Placement Agents”) pursuant to which the Placement Agents have agreed to act as the Company’s placement agent in connection with a public offering of up to an aggregate of approximately 13.8 million shares of the Company’s common stock, $0.001 par value per share (the “Shares”). The Shares are being offered pursuant to a shelf Registration Statement on Form S-3, which was filed with the SEC on April 6, 2004, and declared effective on April 20, 2004 (File No. 333-114238) (the “Registration Statement”). The Registration Statement permits the Company to issue, in one or more offerings, securities at an aggregate initial offering price not to exceed $60,000,000.

A copy of the Placement Agency Agreement, including as an exhibit thereto the form of Subscription Agreement to be entered into by the Company and the investors in the Offering as described below, is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Placement Agency Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit 1.1.

On February 24, 2006, TranSwitch entered into an escrow agreement (the “Escrow Agreement”) with U.S. Bank National Association, Thomas Weisel Partners LLC and Pacific Growth Equities, LLC, whereby U.S. Bank National Association will act as escrow agent in connection with the Offering described below. A copy of the Escrow Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Escrow Agreement does not purport to be complete and is qualified in its entirety by reference to such Exhibit 10.1.

Item 3.03 – Material Modification to Rights of Securityholders.

On February 24, 2006, TranSwitch entered into Amendment No. 1 (the “Rights Amendment”) to the Rights Agreement, dated as of October 1, 2001, between TranSwitch and Computershare Trust Company, N.A. (formerly known as Equiserve Trust Company, N.A) as Rights Agent (the “Rights Agreement”). The Rights Amendment amends certain sections and definitions of the Rights Agreement to render the Rights Agreement inapplicable to Herbert Chen, singly or jointly with Lattanzio Chen Partners, LP and or Lattanzio Chen Management, LLC, or other of his affiliates, (collectively “Chen”) in connection with any purchases made by Chen in the Offering described below for a period of 10 days from the date of the Rights Amendment. In all other respects, the Rights Agreement remains in full force and effect. A copy of the Rights Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the Rights Amendment does not purport to be complete and is qualified in its entirety by reference to such Exhibit 4.1.

Item 8.01 – Other Events.

On February 27, 2006, the Company announced that it had entered into definitive agreements with certain institutional investors, including existing investors, to sell approximately 13.8 million shares of common stock for an aggregate net purchase price of approximately $18.9 million, after deducting the placement agency fees and all estimated offering expenses that are payable by the Company (the “Offering”). The Company’s press release announcing the Offering is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index. The Exhibit Index, together with the Exhibits listed therein, are incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSWITCH CORPORATION

February 28, 2006

By:    /s/    PETER J. TALLIAN

Name: Peter J. Tallian

Title: Senior Vice President,

          Chief Financial Officer and Treasurer

TranSwitch Corporation

Exhibit Index

1.1	Placement Agency Agreement, dated as of February 27, 2006, by and among TranSwitch Corporation, Thomas Weisel Partners LLC and Pacific Growth Equities, LLC.

4.1	Amendment No. 1 to Rights Agreement, dated as of February 24, 2006, by and between TranSwitch Corporation and Computershare Trust Company, N.A.

10.1	Escrow Agreement, dated as of February 24, 2006, by and among TranSwitch Corporation, U.S. Bank National Association, Thomas Weisel Partners LLC and Pacific Growth Equities, LLC.

99.1	Press Release dated February 27, 2006.